Exhibit 99

For Immediate Release

TradeStation Group Reports Record Quarterly Revenues, Income before Income Taxes, DARTs and
Brokerage Accounts

Net Income Increases 84% and Revenues Increase 35% Year over Year; Pre-tax Margin Increases to
39%

Plantation FL, April 25, 2006 – TradeStation Group, Inc. (NasdaqNM: TRAD) today reported record quarterly revenues of $29.4 million, record quarterly income before income taxes of $11.5 million, and record daily average revenue trades (DARTs) of over 59,000. The company also added, net, 2,313 brokerage accounts in the 2006 first quarter.

TradeStation Group’s 2006 first quarter net income of $7.0 million, or 15 cents per share (diluted), was an 84% increase from 2005 first quarter net income of $3.8 million, or 9 cents per share (diluted). The company’s 2006 first quarter income before income taxes of $11.5 million was a 95% increase from income before income taxes of $5.9 million for the 2005 first quarter.

The company’s 2006 first quarter net revenues of $29.4 million were a 35% increase over 2005 first quarter net revenues of $21.8 million. The company’s pre-tax margin increased to 39% in the 2006 first quarter, as compared to a 27% pre-tax margin in the 2005 first quarter. Pre-tax margin is determined by dividing the company’s income before income taxes by its net revenues.

“We are very pleased with our record 2006 first quarter results,” said David Fleischman, the company’s Chief Financial Officer.

TradeStation Reports Record DARTs and Total Brokerage Accounts

For the 2006 first quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q1 06	Q1 05	% Increase
Daily Average Revenue Trades	59,057	39,801	48%

“We attribute our growth in DARTs to consistent account growth, favorable market conditions in the 2006 first quarter, the robustness of our high-end client base, and the diversity of our service offering,” said Fleischman. The company also published today, in a separate announcement, its DARTs and Total Client Assets for the month of March 2006.

TradeStation added, net, 2,313 brokerage accounts during the 2006 first quarter. At the end of the 2006 first quarter, TradeStation had 26,797 brokerage accounts.

TradeStation’s Average Client Trades Over 580 Times per Year and Has an Average Account Balance of $90,000 for Equities and $17,500 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2006 first quarter:

Client Trading Activity

Annualized average revenue per account	$4,300
Annualized trades per account	582

Client Account Assets

Average assets per account (Equities)	$90,000

Average assets per account (Futures)	$17,500

While, on an annualized basis during the 2006 first quarter, the average TradeStation account traded about 580 times, or 49 times per month, the average TD Ameritrade and E-Trade account traded about 11 to 13 times per year, or approximately one time per month. Also, TradeStation’s average assets per equities account of $90,000 was substantially higher than the average assets per account of TD Ameritrade and E-Trade.

TradeStation Again Recognized as Industry Leader in the Active Trader Space

In the 2006 first quarter, TradeStation was once again recognized as a leading brokerage firm for active traders. In February, the company won 11 major awards in Stocks and Commodities magazine, including, for the fourth time in a row, Best Direct-Access Stock Brokerage, and, for the second year in a row, Best Futures Brokerage. Then, in March, Barron’s magazine gave TradeStation, along with five other online brokerage firms, its highest star rating this year – 4 1/2 stars – in its annual ratings of online brokerage firms. TradeStation also received from Barron’s the highest rating given for “Trade Execution,” and was ranked far above any other brokerage in “Range of Offerings,” a testament to its provision of online brokerage services for equities, options, futures and forex.

“To again be so highly-regarded in both of these leading industry magazines is truly an honor for our company,” said Bill Cruz, Co-Chairman and Co-CEO.

Company Provides Business Outlook for 2006 Second Quarter

The company’s second quarter Business Outlook estimated ranges are as follows:

SECOND QUARTER 2006 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	Second
	Quarter 2006
REVENUES	$30.5	to	$32.0

INCOME BEFORE INCOME TAXES	$11.0	to	$12.0

EARNINGS PER SHARE (Diluted)	$0.15	to	$0.16

The company’s second quarter 2006 Business Outlook is based on numerous assumptions, including: basing the midpoints of the ranges, in part, on recent trading activity levels and market conditions; anticipated growth and trading activity of active trader equities and futures accounts; the continuing anticipated effects of having lowered thresholds for waiving the monthly platform fee charged to brokerage clients and of a recently-modified futures commission pricing structure; the rate of growth and impact of the company’s direct-access options execution service offering; interest rates (and the extent to which they will or will not increase or decrease); the cost of ongoing litigation and the amount of any judgments, awards, settlements or regulatory fines or sanctions; the impact of the company’s planned May 1, 2006 increase in the monthly fee charged for subscription accounts offered by TradeStation Technologies; the effect of new accounting rules that require recording of compensation expenses with respect to stock-based awards granted to employees; the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives (including the company’s 2006 second quarter plans and activities to open a Chicago sales office in the Sears Tower); and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2006 first quarter results and its second quarter 2006 Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NasdaqNM: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom trading strategies. In 2006, TradeStation was named, for the second year in a row, Best Futures Brokerage and, for the fourth year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time Equities, Options, Futures and Forex market data.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, International Securities Exchange, Pacific Exchange and Philadelphia Stock Exchange. The company’s other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the second quarter 2006 Business Outlook, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	The continuing effects of the company’s recently-announced new pricing structure for futures traders, and its recently-announced fee waiver plans for equities, futures and forex traders, being materially different than anticipated;

•	market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons;

•	the date by which TradeStation Securities is able to offer a seamlessly-integrated forex trading platform to customers and prospects and the success of that upgraded forex offering;

•	the timing, cost and success of marketing decisions and campaigns generally, and the entrance of new competitors or competitive products or services into the market;

•	the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (for example, TradeStation’s DARTs decreased sequentially from second to third quarter 2004 and may decrease sequentially in subsequent periods as a result of negative market conditions or other factors);

•	changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility;

•	issues and difficulties, and unanticipated expenses or claims, the company may face as it seeks to grow forex, institutional and non-US trader market business (as the company has no significant prior experience with forex, institutional and non-US trader marketing, sales or product development operations), including potential acquisition costs and expenses (such as amortization expense) incurred in connection with any such attempted growth in the event the company acquires other businesses;

•	technical difficulties, errors and/or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures (there have been several market data and order execution outages recently, the causes of which the company has been working to correct, as well as failures to perform on the part of the brokerage firm’s back-office system vendor, to whom the company has served a notice concerning such failures);

•	the company not maintaining a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences described in the previous risk factor;

•	a pending NASD inquiry concerning OATS reporting, which could result in fines, sanctions and/or other negative consequences;

•	a notice from the NASD alleging violations of NASD Conduct Rule 3370 (“Prompt Receipt and Delivery of Securities”) concerning certain customer short sale orders in 2004, which could result in a fine, sanction and/or other negative consequences;

•	adverse results in pending or possible future litigation against the company (including three pending lawsuits, all of which the company considers baseless, filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, and one pending NASD arbitration proceeding, which the company also considers baseless, concerning claims of a brokerage client, which together seek in the aggregate tens of millions of dollars in damages or rescissions of transactions that would create similar negative financial consequences for the company) that are significantly different than is currently estimated or expected (currently zero dollars are reserved for these pending claims);

•	the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuits against the company described above, which may result in higher-than-anticipated attorneys’ fees and litigation expenses);

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	change or lack of change in the federal funds rate of interest that is different than what the company anticipates;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower);

•	the general variability and unpredictability of operating results forecast on a quarterly basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other company SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2006	2005

	(Unaudited)
REVENUES:
Brokerage commissions and fees	$18,632,433	$15,838,919

Interest income	9,503,841	4,153,810
Brokerage interest expense	1,098,810	613,691

Net interest income	8,405,031	3,540,119

Subscription fees and other	2,347,215	2,461,956

Net revenues	29,384,679	21,840,994

EXPENSES:
Employee compensation and benefits	6,966,771	5,590,018
Clearing and execution	5,827,683	4,830,424
Data centers and communications	1,530,803	1,574,322
Advertising	956,617	961,934
Professional services	758,560	1,052,134
Occupancy and equipment	622,162	601,368
Depreciation and amortization	482,611	434,203
Other	780,370	911,012

Total expenses	17,925,577	15,955,415

Income before income taxes	11,459,102	5,885,579

INCOME TAX PROVISION	4,507,231	2,107,000

Net income	$6,951,871	$3,778,579

EARNINGS PER SHARE:
Basic	$0.16	$0.09

Diluted	$0.15	$0.09

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	44,319,210	41,868,052

Diluted	45,922,914	43,341,270

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,672,497 at March 31, 2006 and December 31, 2005 *	$60,826,089	$75,101,842
Cash segregated in compliance with federal regulations	452,068,574	426,061,999
Receivables from brokers, dealers, clearing organizations and clearing agents	28,269,228	36,033,229
Receivables from brokerage customers, net	70,065,151	58,132,743
Property and equipment, net	3,716,164	3,212,019
Deferred income taxes	1,825,209	2,150,218
Deposits with clearing organizations and clearing agents	11,232,024	11,243,184
Other assets	4,075,519	3,198,711

Total assets	$632,077,958	$615,133,945

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:

Payables to brokers, dealers and clearing organizations	$1,840,176	$789,824
Payables to brokerage customers	527,726,942	523,895,972
Accounts payable	2,189,524	2,416,272
Accrued expenses	7,973,576	5,511,153

Total liabilities	539,730,218	532,613,221

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY	92,347,740	82,520,724

Total liabilities and shareholders’ equity	$632,077,958	$615,133,945

* March 31, 2006 Cash and cash equivalents excludes $18.4 million that was transferred on April 4, 2006 from Cash segregated in compliance with federal regulations. December 31, 2005 Cash and cash equivalents includes $9.5 million that was transferred on January 4, 2006 to Cash segregated in compliance with federal regulations.